Exhibit 10.4

AMENDMENT TO THE

AMENDED AND RESTATED WILSON BANK AND TRUST EXECUTIVE SALARY

CONTINUATION AGREEMENT

WHEREAS, Wilson Bank and Trust (the “Bank”) and Gary D. Whitaker, (the “Executive”) previously entered into the Amended and Restated Wilson Bank and Trust Executive Salary Continuation Agreement (the “Agreement”), originally effective as of March 1, 1998; and

WHEREAS, the Agreement is designed to provide retirement benefits (the “Benefits”) to the Executive upon certain enumerated events, payable out of the Bank’s general assets; and

WHEREAS, the Bank and the Executive most recently amended the Agreement on January 1, 2009, to make changes required by Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the Bank and the Executive have agreed to further amend the Agreement to (i) clarify the payment of benefits thereunder following the Executive’s disability and (ii) freeze the accrual of Benefits under the Agreement as of October 1, 2012.

NOW, THEREFORE, effective November 23, 2012, the Bank and the Executive hereby amend the Agreement as follows:

1. A new Section 2.2 is added to the Agreement, which shall provide as follows:

2.2 FREEZE IN ACCRUED BENEFIT.

Effective October 1, 2012, notwithstanding anything herein to the contrary, (i) no additional service or compensation will be credited under the Agreement and (ii) the accrued benefits hereunder will be frozen such that no additional benefits (including disability and death benefits under Sections 5 and 6 herein) will be accrued under this Agreement. Such frozen accrued benefits will be paid in accordance with the current terms of the Agreement in a manner consistent with Section 409A of the Code, subject to the freezing of such benefits in accordance with this Section 2.2.

2. Section 6 of the Agreement is amended to provide as follows:

DISABILITY BENEFIT PRIOR TO RETIREMENT

In the event the Executive should become Disabled while actively employed by the Bank any time after the effective date of this Agreement but prior to retirement or early retirement, the Executive will be entitled to the benefit described in this Section 6 in lieu of any other benefit under this Agreement. The Disability benefit shall be payable for total of one hundred eighty (180) months (the “Disability Payment Period”). Initially, the annual Disability benefit will equal sixty percent (60%) of the Executive’s base salary and bonus at the time of the Disability and shall be payable in equal monthly installments (1/12th of the annual benefit) commencing on the first (1st) day of the third month following the date of the Executive’s Disability and payable until the Executive reaches Normal Retirement Age. At Normal Retirement Age, the Disability benefit will be reduced to an annual amount equal to the Normal Retirement Benefit as provided for in Section 4(a) above as if the Executive separated from service at the Executive’s Normal Retirement Age and such reduced amount shall continue in equal monthly installments (1/12th of the annual benefit) for the remaining portion the Disability Payment Period.

Disability shall mean Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Bank. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees of the Bank, provided that the definition of Disability applied under such Disability insurance program complies with the requirements of Section 409A. Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of Social Security Administration’s or the provider’s determination.

3. To the extent that any paragraph, term or provision of said Agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term or provision shall remain in full force and effect as set forth in said Agreement

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IN WITNESS WHEREOF, both parties hereto acknowledge that each has carefully read and considered this Amendment and consent to the changes contained herein. Both parties have caused this Amendment to the Amended and Restated Wilson Bank and Trust Executive Salary Continuation Agreement to be executed this 23rd day of November, 2012, effective November 23, 2012.

WILSON BANK AND TRUST Lebanon, Tennessee

Witness:	/s/ Lisa Pominski	By:	/s/ Elmer Richerson
		Title:	President

Witness:	/s/ Christy Norton		/s/ Gary D. Whitaker
Gary D. Whitaker

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